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                                                                    EXHIBIT 23.2

                           BENTON OIL AND GAS COMPANY

                    INDEPENDENT PETROLEUM ENGINEERS' CONSENT

     Huddleston & Co., Inc., hereby consents to the use of its name in reference to it regarding its audit of the Benton Oil and Gas Company reserve reports dated as of December 31, 1999; in the Form 10-K Annual Report of Benton Oil and Gas Company to be filed with the Securities and Exchange Commission.

                                          PETER D. HUDDLESTON, P.E.
                                          HUDDLESTON & CO., INC.

Houston, Texas
March 1, 2002